Exhibit 23.3

CONSENT OF INDEPENDENT ENGINEER

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1/A of Cheniere Energy Partners, L.P. of our Independent Technical Review Report dated February 5, 2007 relating to the Sabine Pass LNG receiving terminal, which appears in such Registration Statement. We also consent to our name in the form and context in which they appear in such Registration Statement.

/s/ Susan Garven

Stone & Webster Management Consultants, Inc.

Houston, Texas
March 7, 2007